Exhibit 99.1

SolarEdge Announces Appointment of New CFO

MILPITAS, Calif. & HERZLIYA, Israel--(BUSINESS WIRE)--Mar. 3, 2024-- SolarEdge Technologies, Inc. (“SolarEdge” or the “Company”) (Nasdaq: SEDG), a global leader in smart energy technology, announced today the appointment of Asaf Alperovitz as Chief Financial Officer, effective immediately. Ariel Porat, who currently serves as the Company’s Chief Financial Officer, has taken a personal decision to step down from the role, and will remain with the company for a transition period to assist with a smooth handover.

With a career spanning over three decades, Mr. Alperovitz brings extensive expertise and leadership experience across multiple industries. Most recently, from 2019 to 2024, Mr. Alperovitz served as the CFO of Delta Galil, a global high-tech apparel company. Prior to Delta Galil, he held CEO and CFO positions at NASDAQ, NYSE and TASE listed companies, including Syneron Medical, Omrix Pharmaceuticals (acquired by J&J), Tefron and Allmed Solutions.  He also previously held senior management roles at Ernst &Young. Throughout his career, Mr. Alperovitz has led multiple IPOs, secondary offerings, M&A deals, and strategic transformations. He holds a BA in Accounting & Economics and an MBA from Tel-Aviv University.

“We are very excited to have Asaf join SolarEdge,” said Shuki Nir, CEO. “He is a seasoned finance executive with a proven track record.  I’m confident Asaf’s extensive experience in transforming organizations and driving financial strategy will benefit us greatly as we take the next steps in the SolarEdge journey. I would also like to take the opportunity to thank Ariel for his contributions over the past months and wish him success in his future endeavors.”

“I am honored to take on this opportunity with SolarEdge at such a pivotal time,” said Mr. Alperovitz. “I am inspired by SolarEdge’s vision, its technological capabilities, its executive leadership team and the many opportunities which lie ahead. I look forward to working with the team to advance our mission and to enhance SolarEdge’s financial performance.”

About SolarEdge

SolarEdge is a global leader in smart energy. By leveraging world-class engineering capabilities and with a relentless focus on innovation, SolarEdge creates smart energy solutions that power our lives and drive future progress. SolarEdge developed an intelligent inverter solution that changed the way power is harvested and managed in photovoltaic (PV) systems. The SolarEdge DC optimized inverter seeks to maximize power generation while lowering the cost of energy produced by the PV system. Continuing to advance smart energy, SolarEdge addresses a broad range of energy market segments through its PV, storage, EV charging, batteries, and grid services solutions. SolarEdge is online at solaredge.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information, among other things, concerning: management transitions, our possible or assumed future results of operations; future demands for solar energy solutions; business strategies; technology developments; financing and investment plans; dividend policy; competitive position; industry and regulatory environment; general economic conditions; potential growth opportunities; and the effects of competition. These forward-looking statements are often characterized by the use of words such as “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negative or plural of those terms and other like terminology.

Forward-looking statements are only predictions based on our current expectations and our projections about future events. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Given these factors, you should not place undue reliance on these forward-looking statements. These factors include, but are not limited to, the matters discussed in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 25, 2025 and our quarterly reports filed on Form 10-Q, Current Reports on Form 8-K and other reports filed with the SEC. All information set forth in this release is as of March 3, 2025. The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Press Contact
SolarEdge Technologies, Inc.
Lily Salkin, Senior Global PR Manager
Lily.salkin@solaredge.com

Investor Contacts
SolarEdge Technologies, Inc.
JB Lowe, Head of Investor Relations
investors@solaredge.com

Sapphire Investor Relations, LLC
Erica Mannion or Michael Funari
investors@solaredge.com